
                                                                    EXHIBIT 10.4

                              PHARMION CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                           Dated as of April 11, 2003

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                                Table of Contents

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                                                                                                                   Page
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1.    Sales of Securities; Authorization.........................................................................    1

   1.1     Sale of Securities....................................................................................    1
   1.2     Authorization.........................................................................................    1

2.    The Closing................................................................................................    1

3.    Representations of the Company.............................................................................    1

   3.1     Organization and Standing.............................................................................    2
   3.2     Capitalization........................................................................................    2
   3.3     Subsidiaries, Etc.....................................................................................    3
   3.4     Securityholder Lists and Agreements...................................................................    4
   3.5     Issuance of Securities................................................................................    4
   3.6     Authority for Agreement; No Conflict..................................................................    4
   3.7     Governmental Consents.................................................................................    5
   3.8     Litigation............................................................................................    5
   3.9     Financial Statements; Liquidity.......................................................................    5
   3.10    Absence of Undisclosed Liabilities....................................................................    6
   3.11    Taxes.................................................................................................    6
   3.12    Property and Assets...................................................................................    6
   3.13    Intellectual Property.................................................................................    7
   3.14    Insurance.............................................................................................    8
   3.15    Material Contracts and Obligations....................................................................    8
   3.16    Compliance............................................................................................    9
   3.17    Absence of Changes....................................................................................    9
   3.18    Employees.............................................................................................    9
   3.19    ERISA.................................................................................................   10
   3.20    Books and Records.....................................................................................   10
   3.21    Permits...............................................................................................   10
   3.22    Environmental Matters.................................................................................   11
   3.23    U.S. Real Property Holding Corporation................................................................   12
   3.24    No Preemptive Rights or Rights of First Refusal.......................................................   12
   3.25    Related-Party Transactions............................................................................   12
   3.26    Disclosures...........................................................................................   12
   3.27    Comparability to Celgene Agreement....................................................................   13

4.    Representations of the Purchaser...........................................................................   13

   4.1     Investment............................................................................................   13
   4.2     Authority.............................................................................................   13
   4.3     Experience............................................................................................   13
   4.4     Limitations on Disposition............................................................................   13

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
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   4.5     Foreign Purchaser.....................................................................................   14

5.    Conditions to the Obligations of the Purchaser.............................................................   14

   5.1     Accuracy of Representations and Warranties............................................................   14
   5.2     Performance...........................................................................................   14
   5.3     Amendment of the Investors' Rights Agreement..........................................................   14
   5.4     Opinion of Counsel....................................................................................   14
   5.5     Certificates and Documents............................................................................   15
   5.6     Other Matters.........................................................................................   15

6.    Conditions to the Obligations of the Company...............................................................   15

   6.1     Accuracy of Representations and Warranties............................................................   15
   6.2     Payment of Purchase Price.............................................................................   15
   6.3     Other Stockholder Signature Page......................................................................   15

7.    Covenants of the Company...................................................................................   16

   7.1     Other Indebtedness; Restricted Payments...............................................................   16
   7.2     Changes to Celgene Transaction........................................................................   16
   7.3     No Impairment.........................................................................................   18
   7.4     Notification of Certain Matters.......................................................................   18
   7.5     Inspection Rights.....................................................................................   19
   7.6     Compliance............................................................................................   20
   7.7     Insurance.............................................................................................   20
   7.8     Maintenance...........................................................................................   20
   7.9     Taxes.................................................................................................   20
   7.10    Preservation of Corporate Existence...................................................................   21

8.    Transfer of Securities.....................................................................................   21

   8.1     Restricted Securities.................................................................................   21
   8.2     Requirements for Transfer.............................................................................   21
   8.3     Legend................................................................................................   21
   8.4     Rule 144A Information.................................................................................   22

9.    Miscellaneous..............................................................................................   22

   9.1     Successors and Assigns................................................................................   22
   9.2     Indemnification.......................................................................................   22
   9.3     Survival of Representations and Warranties............................................................   23
   9.4     Brokers...............................................................................................   23
   9.5     Severability..........................................................................................   23
   9.6     Specific Performance..................................................................................   23
   9.7     Governing Law.........................................................................................   23
   9.8     Choice of Forum.......................................................................................   24

                                      -ii-

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   9.9     Notices...............................................................................................   24
   9.10    Complete Agreement....................................................................................   24
   9.11    Amendments and Waivers................................................................................   24
   9.12    Pronouns..............................................................................................   25
   9.13    Counterparts; Facsimile Signatures....................................................................   25
   9.14    Delays or Omissions...................................................................................   25
   9.15    Section Headings......................................................................................   25
   9.16    Disclosure............................................................................................   25

EXHIBITS

     Exhibit A -   Form of Convertible Promissory Note

     Exhibit B -   Form of Warrant

     Exhibit C -   Company Disclosure Schedule

     Exhibit D -   List of Securityholders

     Exhibit E - 1 Non-Disclosure and Assignment of Inventions Agreement

     Exhibit E - 2 List of Key Employees

     Exhibit E - 3 Non-Competition and Non-Solicitation Agreement

     Exhibit F     Amendment to Investors' Rights Agreement

     Exhibit G     Opinion of Counsel to Pharmion Corporation

     Exhibit H     Form of Other Stockholder Signature Page

                                                                  EXECUTION COPY

                              PHARMION CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                  This Agreement, dated as of April 11, 2003, is entered into by and between Pharmion Corporation, a Delaware corporation (the "Company"), and Penn Pharmaceuticals Holdings Limited, a corporation organized under the laws of England and Wales (the "Purchaser").

                    In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1.       Sales of Securities; Authorization.

                  1.1      Sale of Securities.

                  Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2) the Company will sell and issue to the Purchaser, and the Purchaser will purchase, (i) the Convertible Subordinated Promissory Note in the principal amount of $2,000,000, substantially in the form attached hereto as Exhibit A (the "Note") and (ii) a warrant to purchase shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), substantially in the form attached hereto as Exhibit B (the "Warrant" and together with the Note, the "Securities") for an aggregate purchase price of $2,000,000 (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of immediately available funds to the account of the Company in accordance with the wire instructions provided by the Company prior to the Closing.

                  1.2      Authorization.

                  The Company has, or before the Closing will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of the Securities and the shares of Common Stock initially issuable upon conversion of the Note and exercise of the Warrant.

         2.       The Closing.

                  Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the sale and purchase of the Securities under this Agreement shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York (or remotely via the exchange of documents and signatures) at 10:00 a.m. on the date of this Agreement (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser (i) the Note, dated the Closing Date and registered in the name of the Purchaser and (ii) the Warrant, dated the Closing Date and registered in the name of the Purchaser, each against full payment to the Company of the Purchase Price. If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled or waived, as provided in Section 5, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

         3. Representations of the Company. Except as otherwise stated in Exhibit C hereto (the "Company Disclosure Schedule"), the Company hereby represents and warrants to the

Purchaser that the statements contained in this Section 3 are true, complete and correct as of the date of this Agreement. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of the Company Disclosure Schedule shall qualify only the corresponding paragraph of this
Section 3, unless otherwise specified.

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in the States of Colorado and Kansas and in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the business operations, prospects, assets, properties or condition (financial or otherwise) of the Company or any Subsidiary (as defined in Section 3.3) (a "Company Material Adverse Effect"). Each such other jurisdiction is listed in Section 3.1 of the Company Disclosure Schedule. The Company has furnished to the Purchaser true and complete copies of its Charter (as defined in Section 3.2) and By-laws, each as amended and/or restated to date and presently in effect. The Company has at all times complied with all provisions of its Charter and By-laws and is not in default under, or in violation of, any such provision.

                  3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of:

                  (a)      100,000,000 shares of Common Stock, of which:

                           (i)      3,457,958 shares are issued and outstanding,
of which 589,958 have been issued as a result of the exercise of options granted under the Pharmion Corporation 2000 Stock Incentive Plan (the "Employee Plan") and 160,000 have been issued as a result of the exercise of options granted under the Pharmion Corporation Amended and Restated 2001 Non-Employee Director Stock Option Plan (the "Director Plan");

                           (ii)     5,160,450 shares have been reserved for
issuance upon the exercise of outstanding options granted under the Employee
Plan;

                           (iii)    5,281,592 shares have been reserved for
future option grants and other incentive awards under the Employee Plan;

                           (iv)     470,000 shares have been reserved for
issuance upon the exercise of outstanding options granted under the Director
Plan;

                           (v)      870,000 shares have been reserved for future
option grants and other incentive awards under the Director Plan; and

                  (b) 71,000,000 shares of Preferred Stock, $0.001 par value per share, of which:

                           (i)      5,069,792 shares have been designated Series
A-1 Preferred Stock (which are convertible into 5,069,792 shares of Common Stock), all of which are issued and outstanding;

                           (ii)     12,843,473 shares have been designated
Series A-2 Preferred Stock (which are convertible into 12,843,473 shares of Common Stock), all of which are issued and outstanding;

                           (iii)    33,000,000 shares have been designated
Series B Preferred Stock (which are convertible into 33,000,000 shares of Common Stock), 31,071,769 of which are issued and outstanding; and

                           (iv)     20,000,000 shares have been designated
Series C Preferred Stock (which are convertible into 20,000,000 shares of Common Stock), 19,138,755 of which are issued or outstanding.

                  All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in (A) this Agreement, (B) (i) the Amended and Restated Investors' Rights Agreement (as further amended as described below, the "Investors' Rights Agreement"), (ii) the Amended and Restated Right of First Refusal and Co-Sale Agreement and (iii) the Amended and Restated Voting Agreement, each by and among the Company and various of its shareholders, each dated as of November 30, 2001, and each as further amended by the Series C Omnibus Amendment Agreement, dated as of October 11, 2002 (such agreements as amended, the "Ancillary Agreements"), or (C) the Third Restated Certificate of Incorporation as amended to and including the date hereof (the "Charter"), (i) no subscription, warrant, option, convertible security or other right of whatever nature (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

                  3.3 Subsidiaries, Etc. Section 3.3 of the Company Disclosure Schedule sets forth (a) the name and jurisdiction of organization of each corporation, partnership, trust, limited liability company, or other non-corporate business enterprise which the Company owns, controls or has any direct or indirect interest in (each being hereinafter referred to as a "Subsidiary") and (b) with respect to each Subsidiary, (i) the number of shares of authorized, issued and outstanding capital stock, or other indicia of ownership ("Ownership Units"), of each class of its capital stock or Ownership Units, and (ii) the names and the number of shares of capital stock or Ownership Units held by each holder thereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it. Each Subsidiary is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business operations, prospects, assets, properties or condition (financial or otherwise) of such Subsidiary. All of the issued and outstanding shares of capital stock or Ownership Units of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and are held of record and beneficially by either the Company or another Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock or Ownership Units of any Subsidiary, including, without limitation, indebtedness or securities convertible into, or exchangeable for, any such capital stock or Ownership Interests. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock or Ownership Units of any Subsidiary. No Subsidiary is in default under or in violation of any provision of any of its organizational instruments.

                  3.4 Securityholder Lists and Agreements. Attached as Exhibit D is a true and complete list of the securityholders of the Company, showing the number of shares of Common Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or other securities of the Company held by each securityholder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the exercise price and expiration date thereof and the number and type of securities issuable thereunder. Except as set forth in Section 3.4 of the Company Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or preemptive rights), disposition, registration under the Securities Act, or voting of the capital stock of the Company.

                  3.5 Issuance of Securities. The issuance, sale and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion or exercise of the Securities, have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been, or will be prior to the Closing, duly reserved for issuance. The Securities when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion or exchange of the Securities, when issued upon such conversion in accordance with their respective terms, will be duly and validly issued, fully paid and nonassessable.

                  3.6 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not (a) conflict with or violate any provision of the Charter or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which the Company's assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

                  3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Common Stock issuable upon conversion or exchange of the Securities or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Section 3.7 of the Company Disclosure Schedule. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Securities to the Purchaser will be in compliance with applicable federal and state securities laws.

                  3.8 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any Subsidiary, which questions the validity or legality of this Agreement or the right of the Company to enter into any such agreement, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any Subsidiary by reason of the past or present employment relationships of any of the Company's or any Subsidiary's employees, the past, current or proposed activities of the Company or any Subsidiary, or negotiations by the Company with possible investors in the Company. Neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree.

                  3.9      Financial Statements; Liquidity.

                  (a) The Company has furnished to the Purchaser a complete and correct copy of the audited balance sheet of the Company at December 31, 2001 and December 31, 2002 and the related audited statements of operations and cash flows for the respective fiscal years then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company at the dates and for the periods indicated, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied.

                  (b) The Company reasonably believes that it has the financial resources, without giving effect to the proceeds of the Celgene note and the Note hereunder, to conduct the business of the Company and its Subsidiaries, as presently conducted and as proposed to be conducted, during the twelve-month period ending March 31, 2004.

                  3.10 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liability (whether known or unknown and whether absolute or contingent), except for contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which contractual liabilities would not, either individually or in the aggregate, result in a Company Material Adverse Effect.

                  3.11     Taxes.

                  The amount shown on the Financial Statements as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods and any other taxes payable by the Company howsoever arising. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. Neither the Company nor any of its stockholders (with respect to the Company) has ever filed
(a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (b) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. To the best of the Company's knowledge, without inquiring as to any direct or indirect changes in the ownership structure of stockholders of the Company that are investment funds, the Company's net operating losses for federal income tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Code, and consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment, contingent or otherwise, to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

                  3.12     Property and Assets.

         The Company and each Subsidiary has good title to, or a valid leasehold interest in, all of its material properties and assets, and none of such properties or assets is subject to any Security

Interest other than those the material terms of which are described in the Company Disclosure Schedule.

                  3.13     Intellectual Property.

                  (a) The Company and each Subsidiary owns, free and clear of all Security Interests, or has the valid right to use, all Intellectual Property (as defined below in this Section 3.13) used by it in its business as currently conducted or as currently proposed to be conducted. No other person or entity (other than licensors of software that is generally commercially available on reasonable terms, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Company's Intellectual Property in the ordinary course of the Company's business) has any rights to any of the Intellectual Property owned or used by the Company and, to the best of the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or to which it has obtained exclusive licenses. For purposes of this Agreement, "Intellectual Property" means all (i) United States and foreign patents and patent applications, and any divisional, continuation, continuation in part, reissue, renewal or re-examination patent issuing therefrom (including any foreign counterparts), (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (v) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (vi) technology supporting any Internet site(s) operated by or on behalf of the Company, (vii) trade secrets and other confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, technology, proprietary processes, techniques, methodologies, formulae, algorithms, models, user interfaces, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, inventions, source code, object code, and, with respect to all of the foregoing, related confidential documentation, (viii) trademarks, service marks, trade names, domain names and applications and registrations therefor, (ix) all documentation, including user manuals and training materials relating to any of the foregoing and descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (x) other proprietary rights relating to any of the foregoing.

                  (b) To the best of the Company's knowledge, none of the activities or business conducted by the Company or any Subsidiary infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity and none of the activities or business presently proposed to be conducted will infringe, violate or constitute a misappropriation of any Intellectual Property, in existence on the date of this Agreement, of any other person or entity. Neither the Company nor any Subsidiary has received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company, there is no basis for any such complaint, claim or notice.

                  (c) Section 3.13(c) of the Company Disclosure Schedule identifies with respect to the Company and each Subsidiary each (i) patent that has been issued or assigned to it with respect to any of its Intellectual Property, (ii) pending patent application that it has made with respect to any of its Intellectual Property,
(iii) copyright, trademark or service mark registration or application with respect to its Intellectual Property, (iv) domain name registration or application with respect to its Intellectual Property and (v) mask work registration or application with respect to its Intellectual Property.

                  (d) Section 3.13(d) of the Company Disclosure Schedule hereto identifies each agreement (other than employee and consultant agreements concerning assignment of inventions) with a third party pursuant to which the Company or any Subsidiary obtains rights to Intellectual Property material to the business of the Company or any such Subsidiary as currently conducted or as currently proposed to be conducted (other than software that is generally commercially available on reasonable terms) that is owned by a party other than the Company or any Subsidiary. Except as set forth on Section 3.13(d) of the Company Disclosure Schedule, other than license fees for software that is generally commercially available on reasonable terms, neither the Company nor any Subsidiary is obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

                  (e) The Company and each Subsidiary has taken and shall take all reasonable precautions and actions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property. To the best of the Company's knowledge, there have been no acts or omissions by the officers, directors, shareholders, employees, independent contractors or other agents of the Company or any Subsidiary, which could materially compromise the rights of the Company or any Subsidiary in its Intellectual Property, including without limitation the Company's or any Subsidiary's ability to apply for or enforce appropriate legal protection of its Intellectual Property.

                  (f) All of the Company's and each Subsidiary's Intellectual Property has been created by employees of the Company or such Subsidiary within the scope of their employment by the Company or such Subsidiary or by independent contractors of the Company or such Subsidiary, each of whom has executed agreements expressly assigning all right, title and interest in such Intellectual Property to the Company or such Subsidiary. No portion of the Company's or any Subsidiary's Intellectual Property was jointly developed with any third party. To the best of the Company's knowledge, no other person or entity (including without limitation any prior employer of any employee of the Company or any Subsidiary) has any right to, or interest in, any of the Intellectual Property that is material to the business of the Company or such Subsidiary as currently conducted or as currently proposed to be conducted (other than software that is generally commercially available on reasonable terms).

                  3.14 Insurance. Each of the Company and each Subsidiary maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks, as well as directors and officers liability insurance.

                  3.15 Material Contracts and Obligations. Section 3.15 of the Company Disclosure Schedule sets forth a list of all material agreements or commitments of any nature

(whether written or oral) to which the Company and each Subsidiary is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company or any Subsidiary in excess of $50,000 or which might result in payments to the Company or any Subsidiary in excess of $50,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company or any Subsidiary, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company or any Subsidiary is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money or the extension of credit, whether or not currently funded, (g) any agreement for the disposition of a material portion of the Company's or any Subsidiary's assets (other than for the sale of inventory in the ordinary course of business) and (h) any agreement for the acquisition of the business or securities or other ownership interests of another party, whether such acquisition is completed or pending. Each such agreement or contract is valid, binding and in full force and effect. Neither the Company, nor, to the best of the Company's knowledge, any other party thereto, is in default of any of its obligations under any agreement or contract listed on the Company Disclosure Schedule, except for defaults that would not have a Company Material Adverse Effect.

                  3.16 Compliance. Each of the Company and each Subsidiary has, in all material respects, complied with all laws, regulations, orders and all industry accepted prescription safety standards applicable to its present and proposed business except where the failure to so comply would not have a Company Material Adverse Effect and has all approvals, permits and licenses required to operate its business in the manner presently operated, except for defaults that would not have a Company Material Adverse Effect. To the best of the Company's knowledge, no material expenditures will be required in order to comply with any existing statute, law or regulation. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company or any Subsidiary, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the best of the Company's knowledge, no employee of the Company is in violation of any material term of any contract or covenant (either with the Company, a Subsidiary or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

                  3.17 Absence of Changes. Since December 31, 2002, there has been no material adverse change in the business, prospects, condition (financial or otherwise), or results of operations of the Company or any Subsidiary.

                  3.18 Employees. All current and former employees of the Company or any Subsidiary who have or have had access to confidential or proprietary information of the Company or such Subsidiary have executed and delivered non-disclosure and assignment of inventions agreements in the form of Exhibit E-1, and all such agreements are in full force and effect. All employees of the Company or any Subsidiary who provide services to the Company or such Subsidiary which are material to the Company's or such Subsidiary's success ("Key Employees") are listed on Exhibit E-2. All Key Employees have executed and delivered non-competition and non-solicitation agreements in the form of Exhibit E-3, and all such agreements are in full force and effect. The Company has no knowledge that any employee of the Company or any Subsidiary has plans to terminate his or her employment relationship with the Company or such Subsidiary. Except as set forth in Section
3.18 of the Company Disclosure Schedule, all employees of the Company or any Subsidiary are engaged by the Company or such Subsidiary on a full-time basis. Each of the Company and each Subsidiary has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes and, to the knowledge of the Company and its Subsidiaries, no charges or complaints with respect to or relating to the Company or any Subsidiary are threatened or pending before the National Labor Relations Board, the Equal Employment Opportunity Commission or any corresponding state, local or foreign agency. None of the employees of the Company or any Subsidiary is represented by any labor union, and there is no labor strike to the knowledge of the Company or other concerted labor trouble by employees of the Company or any Subsidiary (including, without limitation, any union organizational drive) and, to the best of the Company's knowledge, none is threatened. Section 3.18 of the Company Disclosure Schedule sets forth a list of all agreements of which the Company has knowledge between any Key Employee or officer of the Company or any Subsidiary and a previous employer of such person that contains non-competition or non-solicitation covenants. The Company has delivered copies of any such agreements to the Purchasers. To the knowledge of the Company, no employee of the Company or any Subsidiary is obligated under any contract (including any license, covenant or commitment of any nature) or subject to any judgment, decrees or administrative agency of which the Company has knowledge, that would conflict or interfere with (i) the performance of the employee's duties as an employee, director or officer of the Company or each Subsidiary, or (ii) the Company's or any such Subsidiary's business as conducted or proposed to be conducted.

                  3.19 ERISA. Section 3.19 of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or any Subsidiary. Each of such employee benefit plans complies in all material respects with (i) all applicable requirements of ERISA and (ii) all applicable requirements of the Code.

                  3.20 Books and Records. The minute books of the Company and each Subsidiary contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof, each of which has been attested to by the appropriate officer or officers. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

                  3.21 Permits. Section 3.21 of the Company Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company and each Subsidiary. Such listed Permits are the only Permits that are required for the Company or any Subsidiary to conduct its business as presently or proposed to be conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                  3.22     Environmental Matters.

                  (a) Each of the Company and each Subsidiary has complied in all material respects with all applicable Environmental Laws (as defined below in this Section 3.22(a)). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, an "Environmental Law" means any foreign, federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation CERCLA (as defined below in this Section 3.22(a)), the Resource Conservation and Recovery Act of 1976, and any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of Materials of Environmental Concern (as defined below in this Section 3.22(a)); (ii) air, water or noise pollution; (iii) groundwater or soil contamination; (iv) the release or threatened release into the environment of Materials of Environmental Concern, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wildlife, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) health and safety of employees and other persons including, for example, as regulated by the Occupational and Health Act (42 U.S.C. Section 1801 et seq.); and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. As used in this Section 3.22, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act of 1976), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                  (b) Neither the Company, any Subsidiary, nor, to the best knowledge of the Company, any third party has released any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or any Subsidiary. The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property of facilities that are not owned, operated or controlled by the Company or any Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or such Subsidiary.

                  (c) The Company is not aware of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company or any Subsidiary.

                  (d) Set forth in Section 3.22(d) of the Company Disclosure Schedule is a list of all environmental reports, investigations and audits of which the Company has knowledge and has in its possession, custody or control (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) issued or conducted since the inception of the Company relating to premises currently or previously owned or operated by the Company or a Subsidiary. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to special counsel for the Purchaser.

                  3.23 U.S. Real Property Holding Corporation. Neither the Company nor any Subsidiary is now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and
Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service. The Company has filed with the Internal Revenue Service all statements, if any, with its U.S. income tax returns, which are required under Treasury Regulation Section 1.897-2(h).

                  3.24 No Preemptive Rights or Rights of First Refusal. The sale of the Securities is not, and the subsequent conversion or exercise of the Securities into Common Stock will not be, subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  3.25     Related-Party Transactions.

                  (a) No employee, consultant, officer, shareholder, director or affiliate (as defined in the rules and regulations promulgated under the Securities Act) of the Company, or, in the case of any of the foregoing who are individuals, any member of his or her immediate family, or any affiliate of any of the foregoing, is indebted to, or owns an interest in the property, technology or licenses of, the Company. The Company is not indebted (or committed to make loans or extend or guaranty credit) to any of the foregoing, other than for (i) the payment of salary and/or performance bonuses for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and/or (iii) other standard employee benefits made generally available to all employees or to similarly situated persons.

                  (b) To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation that competes with the Company, except that such persons may own stock in publicly traded companies (not exceeding one percent of such companies' outstanding capital stock) that may compete with the Company.

                  3.26 Disclosures. Neither this Agreement nor any Exhibit or Schedule hereto, nor any report, certificate, document or instrument furnished to the Purchaser or its agents in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.27 Comparability to Celgene Agreement. The provisions of this Agreement and the transactions contemplated hereby, including without limitation its representations, warranties and covenants, are in all material respects identical to those contained in that certain securities purchase agreement, dated April 8, 2003 (the "Celgene Agreement"), by and among the Company and Celgene Corporation ("Celgene"), with the following exceptions: (a) Celgene is providing $12,000,000 of funding instead of $2,000,000, and the warrant to be issued to Celgene (the "Celgene Warrant") is proportionally larger than the Warrant; and (b) the note to be issued to Celgene (the "Celgene Note") is a Senior Convertible Note, while the Note issued under this Agreement is expressly subordinated to the Celgene Note. No changes to the Celgene Note or Celgene Warrant have been proposed or are currently contemplated by the Company.

         4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                  4.1 Investment. The Purchaser is acquiring the Securities, and the shares of Common Stock into which the Securities may be converted or exchanged, for the Purchaser's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  4.2 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                  4.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the terms and conditions of the Securities and the purchase and sale of Securities contemplated hereby, the Company, its business financial condition, operations, assets and its personnel. The officers or representatives of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof (including a complete loss of its investment).

                  4.4 Limitations on Disposition. The Purchaser recognizes that no public market exists for the Securities, and none may exist in the future. The Purchaser understands that it must bear the economic risk of this investment indefinitely unless its Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Securities is qualified or registered under applicable state securities laws or an exemption from such qualification or registration is available, and that the Company has no obligation or present intention of so registering the Securities. The Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow it to transfer any or all the Securities, in the amounts, or at the times it might propose. The Purchaser understands that at the present time Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission ("Rule 144") is not applicable to sales of the Securities because the Company is not subject to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the information concerning the Company specified in Rule 144 is not publicly available. The Purchaser further acknowledges that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so.

                  4.5      Foreign Purchaser. The Purchaser:

                  (a) is not a U.S. person (as defined in Rule 902(k) promulgated under the Securities Act) and is not acquiring the Securities, and the shares of Common Stock into which the Securities may be converted or exercised, for the account or benefit of any U.S. person; and

                  (b) will resell the Securities, and the shares of Common Stock into which the Securities may be converted or exercised, only in accordance with (i) the provisions of Regulation S promulgated under the Securities Act ("Regulation S"), (ii) pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act; and agrees not to engage in hedging transactions unless in compliance with the Securities Act.

         5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment, or the waiver by Purchaser, of each of the following conditions on or before the Closing:

                  5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

                  5.3 Amendment of the Investors' Rights Agreement. An amendment to the Investors' Rights Agreement, substantially in the form attached hereto as Exhibit F, shall have been executed by the Company, Purchaser, Patrick Mahaffy, Judith Hemberger, Celgene Corporation and holders of a majority of the Series A Registrable Securities and 55% of the Senior Preferred Registrable Securities outstanding (not including Founders' Stock) (as such terms are defined in the Investors' Rights Agreement).

                  5.4 Opinion of Counsel. The Purchaser shall have received an opinion from Willkie Farr & Gallagher, counsel for the Company, dated the Closing Date, addressed to the Purchaser, and reasonably satisfactory in form and substance to the Purchaser substantially in the form set forth on Exhibit G.

                  5.5 Certificates and Documents. The Company shall have delivered to the Purchaser:

                  (a) The Charter in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

                  (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware, the Secretary of the State of Colorado, the Secretary of State of the State of Kansas and each other jurisdiction listed in
Section 3.1 of the Company Disclosure Schedule;

                  (c) The By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date;

                  (d) A certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying as to:

                           (i)      the signatures and titles of the officers of
the Company executing this Agreement; and

                           (ii)     resolutions of the Board of Directors and
stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby.

                  (e) A certificate, executed on behalf of the Company by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

                  5.6 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6. Conditions to the Obligations of the Company. The obligations of the Company under Section 1.1 of this Agreement are subject to fulfillment, or the waiver by the Company, of each of the following conditions on or before the Closing:

                  6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

                  6.2 Payment of Purchase Price. The Company shall have received payment in full from the Purchaser by wire transfer of the Purchase Price.

                  6.3 Other Stockholder Signature Page. The Purchaser shall have become a party to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of October 11, 2002, by and among the Company and its shareholders, as an Other Stockholder (as defined therein) by executing and delivering to the Company an "Other Stockholder Signature Page" substantially in the form attached hereto as Exhibit H.

         7. Covenants of the Company. From and after the date of this Agreement, and thereafter so long as the Note remains outstanding, the Company will duly perform and observe, for the benefit of the Purchaser, each and all of the covenants and agreements hereinafter set forth.

                  7.1      Other Indebtedness; Restricted Payments.

                  (a) From and after the Closing, (i) neither the Company nor any Subsidiary shall (A) create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for any Indebtedness (as hereinafter defined) that is pari passu with, or senior in right of payment to, the Note or that is secured by any assets or properties of the Company or any Subsidiary; or (B) directly or indirectly, create, incur, assume or suffer to exist any Security Interest with respect to any of their respective properties or assets. Notwithstanding the foregoing, the Company shall have the right to incur and suffer to exist: (x) Indebtedness that is secured by any accounts receivable of the Company or any Subsidiary which Indebtedness shall not exceed 50% of the aggregate accounts receivable in existence from time to time, and (y) any Purchase Money Indebtedness (as hereinafter defined). For the purposes of this Section 7.1(a), "Indebtedness" shall mean indebtedness for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, and "Purchase Money Indebtedness" shall mean any Indebtedness incurred for the acquisition of intellectual property rights, property, plant or equipment used or useful in the business of the Company or any of its Subsidiaries.

                  (b) From and after the Closing, neither the Company nor any Subsidiary shall declare or pay any dividend or other distribution in respect of its capital stock (other than dividends or distributions payable solely in shares of capital stock of the Company), or purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any Subsidiary; provided, however, that this restriction shall not apply to the repurchase of shares of capital stock from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal; provided, further, however, that such permitted repurchases shall not exceed the limits contained in Section 8(a)(v) and Section 8(b)(v) of Article IV of the Charter, as the same may be amended from time to time.

                  (c) The provisions of this Section 7.1 shall terminate and be of no further force or effect upon the conversion or indefeasible repayment in full of the Note and all accrued interest thereon and any and all expenses or liabilities relating thereto.

                  7.2 Changes to Celgene Transaction. In the event that the Company agrees to any change in (a) the interest rate, payment terms, conversion provisions or maturity date of the Celgene Note, or (b) the exercise terms, adjustment provisions or expiration date of the Celgene Warrant (collectively
(a) and (b) are referred to herein as a "Proposed Change"), the Company shall promptly notify the Purchaser of such Proposed Change and certify to the Purchaser (i) whether such change has been agreed to by the Company solely in consideration of a waiver of a covenant relating to the Celgene Note or a waiver of a default under the Celgene Note, (ii) whether or not Celgene's consideration for the Proposed Change (the "Consideration") is in a form that is reasonably comparable in kind and value to that which the Purchaser could provide ("Comparable Consideration"), (iii) if Comparable Consideration exists, the identity and amount of such Comparable Consideration, an explanation of how such Comparable Consideration has been determined and that such Comparable Consideration is fair and proportionate to that being offered by Celgene ("Fair"), and (iv) if Comparable Consideration does not exist, that the Consideration was arrived at through arms length negotiations. If such changes shall have been agreed to by the Company solely in consideration of a waiver of a covenant relating to the Celgene Note or a waiver of an event of default under the Celgene Note, then the Company shall offer the Purchaser corresponding changes to the Note or Warrant substantially simultaneously with the changes to the Celgene instruments in exchange for a comparable waiver from the Purchaser. If Comparable Consideration exists, the Company shall offer the Purchaser corresponding changes to the Note and Warrant, as the case may be, substantially simultaneously with the changes to the Celgene instruments in exchange for the payment by the Purchaser of Comparable Consideration and the Purchaser shall notify the Company in writing within five (5) business days after receipt of the offer whether or not the Purchaser accepts such offer or, alternatively, whether it will accept such offer, subject to further negotiations regarding the Fairness of the Comparable Consideration.

                  If the Purchaser's notice indicates its willingness to accept the offer subject to such further negotiations, the Company agrees to provide to Purchaser such evidence as Purchaser shall reasonably require in connection with the Purchaser's determination of the Purchaser's Proposal (as defined below) and, within ten (10) business days of receipt of such information, the Purchaser shall certify to the Company the nature and amount of consideration that Purchaser deems is Fair ("Purchaser's Proposal"). In the event that the Purchaser and the Company are unable to agree on which of the Comparable Consideration or the Purchaser's Proposal is Fair or to compromise their respective positions on such proposals within ten (10) business days after the Company's receipt of Purchaser's notice, such dispute shall be referred for resolution to a firm of independent certified public accountants mutually acceptable to the Purchaser and the Company. The accounting firm so selected by agreement shall be requested to deliver to the Purchaser and the Company, within twenty (20) business days after its selection, a written report regarding which of the proposals it deems to be the closest to Fair, it being expressly agreed by the Purchaser and the Company that the authority of such firm shall be limited solely to a choice between the Comparable Consideration or the Purchaser's Proposal. Upon the delivery of such report in final form, the determination of such accounting firm shall be conclusive and binding upon the parties hereto so that changes to the Note and Warrant corresponding to the Proposed Change shall be made by the Company in exchange for the delivery of the consideration selected in such final report, and Purchaser shall deliver such consideration in exchange for such corresponding changes to the Note and Warrant. The Purchaser and the Company shall cooperate fully and provide full access to such accounting firm in connection with its determination hereunder, provided always that the parties shall not, without the consent of the other party, provide any evidence or information to such accounting firm that has not been provided to such other party prior to the date of submission of the

Purchaser's Proposal. The costs and expenses of any such accounting firm selected by the parties shall be paid by the party whose proposal on consideration is not selected.

                  If Comparable Consideration does not exist, then the Company shall offer the Purchaser the opportunity to negotiate in good faith changes to the Note or Warrant, as the case may be, comparable to the Proposed Change in exchange for such consideration as the Company and the Purchaser mutually believe is fair to both parties under the circumstances.

                  7.3 No Impairment. The Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action, that impairs or adversely affects the rights of the Purchaser under this Agreement, the Note or the Warrant.

                  7.4 Notification of Certain Matters. The Company shall deliver to the Purchaser the following notices, in each case under the circumstances and in accordance with the procedures as described herein:

                  (a) Notice of Default or Event of Default. promptly, and in any event within five days after becoming aware of the existence of any default or Event of Default (as defined in Section 7 of the Note) or that any notice has been given or any action has been taken with respect to a claimed default or Event of Default under the Note or that any notice has been given or any action has been taken with respect to a claimed default or Event of Default of the type referred to in Section 7 of the Note, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (b) Notices from Governmental Entity. promptly, and in any event within five days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Entity relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Company Material Adverse Effect;

                  (c) Liquidity. promptly, and in any event within ten days, (i) after there is a reasonable likelihood that the Company's financial resources shall not be sufficient to conduct the business of the Company and its Subsidiaries, as then presently conducted and as then proposed to be conducted, for the ensuing twelve-month period, or (ii) after the Company becomes aware that its cash on hand, including readily marketable securities, is less than the then outstanding principal amount of the Note; and

                  (d) Requested Information. with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any Subsidiary, including, without limitation, copies of all notices and other materials provided to members of the Board of Directors of the Company, or relating to the ability of the Company to perform its obligations hereunder and under the Note as from time to time may be reasonably requested by the Purchaser, provided, however, that the Company reserves the right to exclude any information that any executive officer of the Company or the Company's counsel, in their sole discretion, determines could adversely affect or jeopardize the attorney-client privilege between the Company and its counsel, or is necessary to protect highly confidential or competitively sensitive information (of the Company or of third parties).

                  7.5 Inspection Rights. The Company shall permit the representatives of the Purchaser:

                  (a) Prior to Closing. Prior to the Closing, at the expense of the Purchaser, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers not contractually required of the Company or such Subsidiary to be kept confidential or secret, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, consultants and advisors, (and by this provision the Company authorizes said accountants, consultants and advisors, to discuss the affairs, finances and accounts of the Company and each Subsidiary), all at such times and as often as may be requested.

                  (b) No Default. After the Closing, if no default or Event of Default then exists, at the expense of the Purchaser and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and any Subsidiary with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, consultants and advisors, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (c) Default. After the Closing, if a default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, consultants and advisors (and by this provision the Company authorizes said accountants, consultants and advisors, to discuss the affairs, finances and accounts of the Company and any and each Subsidiary), all at such times and as often as may be requested.

                  (d) Confidentiality. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Section 7.5 hereof) as constitutes or contains confidential business, financial or other information of the Company or any Subsidiary, the Purchaser covenants for itself and its directors, officers, employees, agents and advisors (collectively "Representatives") that it will maintain the confidentiality of such information and it will use due care to prevent its Representatives from disclosing such information to persons other than other Representatives to whom such information must necessarily be disclosed in connection with Purchaser's investment in the Note and Warrant and any other transactions or dealings between Purchaser and the Company; provided, however, that the Purchaser may disclose or deliver any information or other material disclosed to or received by it if such information or other material
(i) is or becomes available to the public other than as a result of a breach of this Section 7.5(d), (ii) was or becomes available to the Purchaser on a non-confidential basis from a source other than the Company or any of its Subsidiaries (whether before or after disclosure by the company or any of its Subsidiaries), provided that to the

Purchaser's knowledge such source is not prohibited from disclosing such information to the Purchaser by contractual, legal or fiduciary obligation to the Company or any of its Subsidiaries or (iii) is independently developed by the Purchaser without violating its obligations hereunder or (iv) is required to be disclosed or delivered by law, regulation or judicial or administrative order. For purposes of this Section 7.5(d), "due care" means at least the same level of care that the Purchaser would use to protect the confidentiality of its own sensitive or proprietary information. This obligation shall survive any termination of this Agreement.

                  7.6 Compliance. The Company will and will cause each Subsidiary to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  7.7 Insurance. The Company will and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties, businesses and products against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                  7.8 Maintenance. The Company will and will cause each Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 7.8 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  7.9 Taxes. The Company will and will cause each Subsidiary to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

                  7.10 Preservation of Corporate Existence. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each Subsidiary (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and each Subsidiary unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Company Material Adverse Effect.

         8.       Transfer of Securities.

                  8.1      Restricted Securities. "Restricted Securities" means
(i) the Securities, (ii) the shares of Common Stock issued or issuable upon conversion or exchange of the Securities, and (iii) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Securities shall cease to be Restricted Securities (x) upon any sale pursuant to an effective registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) or Regulation S under the Securities Act.

                  8.2      Requirements for Transfer.

                  (a) Restricted Securities shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer by the Purchaser to an affiliate (as such term is defined in the Securities Act) of the Purchaser.

                  8.3 Legend. Each instrument representing Restricted Securities issued to the Purchaser shall bear the following legends substantially in the form set forth below:

                  (a)      In the case of the Note:

                           "This note and the securities issuable upon its conversion have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be transferred unless (i) a registration statement for the note and the underlying securities under the Securities Act is in effect or (ii) the Company has received an opinion of counsel, which opinion is satisfactory to the Company, to the effect that such registration is not required under the Securities Act, or (iii) such offer or transfer is made in accordance with the provisions of Regulation S under the Securities Act. Hedging transactions involving this note and the underlying securities may not be conducted unless in compliance with the Securities Act."

                  (b)      In the case of the Warrant:

                           "This warrant and the securities issuable upon its exercise have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be transferred unless (i) a registration statement for the warrant and the underlying securities under the Securities Act is in effect or (ii) the Company has received an opinion of counsel, which opinion is satisfactory to the Company, to the effect that such registration is not required under the Securities Act, or (iii) such offer or transfer is made in accordance with the provisions of Regulation S under the Securities Act. Hedging transactions involving this warrant and the underlying securities may not be conducted unless in compliance with the Securities Act."

                  The foregoing legends shall be removed from the instrument representing any Restricted Securities, at the request of the holder thereof, at such time as such Registrable Securities become eligible for resale pursuant to Rule 144(k) under the Securities Act or have been registered under the Securities Act.

                  8.4 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of the Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Securities of the Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

         9.       Miscellaneous.

                  9.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to any person or entity to which the Note and/or Warrant are transferred by the Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound by the terms hereof to the same extent as if the original Purchaser. The Company may not assign its rights under this Agreement.

                  9.2      Indemnification.

                  (a) The Company agrees to indemnify the Purchaser and each officer, director, employee, agent, partner, stockholder and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in the Note or Warrant, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in the Note or Warrant and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company or any Subsidiary in connection with the sale of the Securities by the Company to the Purchaser.

                  (b) The Company shall have the right, but not the obligation, to conduct the defense of any action or claim and all negotiations for the settlement or compromise thereof with counsel of its own choice reasonably satisfactory to the Indemnified Parties; provided that (i) any settlement negotiated by the Company involves no cost or liability to any of the Indemnified Parties and includes an unconditional release of all Indemnified Parties from all liability with respect to such claim or action, (ii) any Indemnified Party shall have the right to retain their own counsel, with the fees and expenses to be paid by the Company if the Company elects not to defend against such action or claim, or if in such Indemnified Party's reasonable judgment there exists any actual or potential conflict of interest between the Company and such Indemnified Party and (iii) in the absence of any conflict, any of the Indemnified Parties shall have the right at any time to participate in and join the defense of any action or claim at the expense of such Indemnified Party.

                  9.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

                  9.4 Brokers. The Company represents and warrants to the Purchaser that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement. The Purchaser represents and warrants to the Company that it has not retained a broker in connection with the transactions contemplated by this Agreement. Each party hereto will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

                  9.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  9.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

                  9.8 Choice of Forum. The parties hereby submit to the jurisdiction of the federal or state courts located within the City of New York, State of New York, for the conduct of any suit, action or proceeding arising out of or relating to this Agreement. The Company hereby agrees that the Purchaser may effect service of process upon the Company by delivery (other than by telecopier) in the manner provided for the giving of notices under Section 9.9 hereof.

                  9.9 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or if sent overseas, on the tenth business day, (ii) one business day after being sent via a reputable overnight courier service guaranteeing next business day delivery, or if sent overseas on the second business day after being sent, (iii) at the time of delivery thereof to the receiving party if delivered by hand and (iv) at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, if sent by telecopier, in each case to the intended recipient as set forth below:

                  If to the Company, at Pharmion Corporation, 2525 28th Street, Boulder, CO 80301, Attention: Chief Executive Officer, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019-6099, Attention: Peter H. Jakes, Esq.;

                  If to the Purchaser, at Penn Pharmaceuticals Holdings Limited, Units 23-24 Tafarnaubach Industrial Estate, Tradegar, Gwent, NP22 3AA,
Attention: Chief Executive Officer, or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Addleshaw Booth & Co., 100 Barbirolli Square, Manchester M2 3AB, United Kingdom,
Attention: Philip Goodstone, Esq.

                  Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

                  9.10 Complete Agreement. This Agreement (including its Exhibits and Schedules) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  9.11 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  9.12 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  9.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                  9.14 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, or any waiver on the Purchaser's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or otherwise afforded to any party, shall be cumulative and not alternative.

                  9.15 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

                  9.16 Disclosure. Except to the extent required by applicable law, regulation or judicial or administrative order, neither the Company nor the Purchaser shall publish any press release or make any comparable broadly disseminated public announcement (including website postings) with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto.

                  Executed as of the date first written above.

                                    COMPANY:

                                    PHARMION CORPORATION

                                    By: /s/ Patrick J. Mahaffy
                                        ----------------------------------------
                                        Name: Patrick J. Mahaffy
                                        Title: President and CEO

                                    PURCHASER:

                                    PENN PHARMACEUTICALS HOLDINGS LIMITED

                                    By: /s/ Craig R. Rennie
                                        ---------------------------------------
                                        Name: Craig R. Rennie
                                        Title: Chief Executive

                                    By: /s/ D. G. Henderson
                                        ---------------------------------------
                                        Name: D. G. Henderson
                                        Title: Finance Director